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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements of Comcast Corporation on Form S-8 (Nos. 333-101645, 333-101295, 333-104385 and 333-121082), Form S-3 (Nos. 333-101861 and 333-104034), and Form S-4 (Nos. 333-101264 and 333-102883) of our reports dated February 21, 2005, relating to the financial statements and financial statement schedule of Comcast Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
February 21, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM